UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2020

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market
Depositary shares, each representing 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock	UCBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being furnished as an amendment to the Current Report on Form 8-K of United Community Banks, Inc. (“United”) furnished on October 20, 2020 under Items 2.02, 7.01 and 9.01 (the “Original Filing”). United is furnishing this Amendment solely to correct Slides 10 and 21 of the slide presentation discussing United’s financial results for the quarter ended September 30, 2020 that was furnished as Exhibit 99.2 to the Original Filing (the “Presentation”). Slide 10 of the Presentation furnished with the Original Filing presented an incorrect amount of payment deferrals for loans characterized as “Restaurants” type loans and loans characterized as “All Other Commercial” type loans as of September 30, 2020. Certain loans that should have been characterized as “All Other Commercial” type loans were inadvertently characterized as “Restaurants” type loans. The total amount of payment deferrals and percentage of total loan portfolio as of September 30, 2020, as disclosed on Slide 10 of the Presentation furnished with the Original Filing, was correct and has not been changed. A footnote was also added to Slide 10 to further clarify loans characterized as “Equipment Finance” type loans. The chart titled “Restaurants by Product” and the language underneath such chart on Slide 21 of the Presentation furnished with the Original Filing presented incorrect information because of the inadvertent mischaracterization of certain loans that should have been characterized as “All Other Commercial” type loans instead of “Restaurants” type loans. Lastly, the chart titled “Hotels by Product” and the language underneath such chart on Slide 21 of the Presentation furnished with the Original Filing presented incorrect information because of an inadvertent mischaracterization of certain loans that should not have been characterized as “Hotel” type loans. No other changes have been made to the Presentation or the Original Filing.

A corrected version of the Presentation is attached hereto as Exhibit 99.2, and a corrected version of the Presentation has now been posted on United’s website, www.ucbi.com, under the “Investor Relations – Events and Presentations” section.

Except for the changes reflected in this Amendment, including the updated Presentation furnished as Exhibit 99.2 to this Amendment being incorporated by reference into Item 7.01 of the Original Filing, this Amendment does not amend any other information contained in the Original Filing. This Amendment should be read in conjunction with the Original Filing. Nothing in this Amendment constitutes a determination by United as to the materiality of the corrected information provided herein.

The information in this Current Report on Form 8-K/A shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K/A shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K/A.

EXHIBIT INDEX

Exhibit No.	Description
99.1	United Community Banks, Inc. Press Release, dated October 20, 2020.*
99.2	Slide Presentation
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Furnished as an exhibit to the Original Filing, filed with the Securities and Exchange Commission on October 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Jefferson L. Harralson
Jefferson L. Harralson
Executive Vice President and
Chief Financial Officer

Date: November 9, 2020